As filed with the Securities and Exchange Commission on October 16, 2015.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

______________________

LANDEC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of

Incorporation or Organization)

94-3025618

(I.R.S. Employer

Identification No.)

3603 Haven Avenue

Menlo Park, California 94025

(650) 306-1650

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gregory S. Skinner

Chief Financial Officer and Vice President of Finance and Administration

Landec Corporation

3603 Haven Avenue

Menlo Park, California 94025

(650) 306-1650

With a copy to:

C.J. Wauters
Godfrey & Kahn, S.C.

780 N. Water Street

Milwaukee, Wisconsin 53202

(414) 273-3500

______________________

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

______________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment there to that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration Statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock ($0.001 par value per share)	(1)	(2)	$100,000,000	$10,070

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a), may determine.

(1)	There is being registered hereunder an indeterminate number of shares of our common stock as may from time to time be sold hereunder.
(2)	The proposed maximum offering price will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the shares of common stock registered hereunder.
(3)

The shares of common stock registered hereunder shall have an aggregate initial offering price not to exceed $100,000,000. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS    Subject to Completion, dated October 16, 2015

LANDEC CORPORATION

$100,000,000

Common Stock

We may offer and sell from time to time shares of our common stock, $0.001 par value, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $100,000,000. Each time we offer securities, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

The common stock may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities under this prospectus, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Our common stock is traded on The NASDAQ Global Select Stock Market under the symbol “LNDC.”

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference in this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 4.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

________________

This prospectus is dated                   , 2015.

Table of Contents

Page

ABOUT THIS PROSPECTUS	1

ABOUT LANDEC CORPORATION	1

RISK FACTORS	2

NOTE REGARDING FORWARD-LOOKING STATEMENTS	10

USE OF PROCEEDS	10

DESCRIPTION OF CAPITAL STOCK	10

PLAN OF DISTRIBUTION	11

LEGAL MATTERS	13

EXPERTS	13

WHERE YOU CAN FIND ADDITIONAL INFORMATION	14

INCORPORATION BY REFERENCE	14

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time shares of our common stock, $0.001 par value, with an aggregate initial offering price of up to $100,000,000. This prospectus provides you with a general description of our common stock. Each time we offer common stock under this prospectus, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the securities. That registration statement can be read at the SEC website (www.sec.gov) or at the SEC public reference room as discussed below under the heading “Where You Can Find Additional Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our common stock. The prospectus supplement, which we will provide each time we offer the common stock, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

ABOUT LANDEC CORPORATION

In this prospectus, the terms “Landec,” “the Company,” “we,” “us,” and “our” refer to Landec Corporation.

Landec designs, develops, manufactures and sells differentiated products for food and biomaterials markets and license technology applications to partners. The Company is focused on health and wellness solutions and applications within the packaged food and biomaterial markets. In our Apio, Inc. (“Apio”) food business, we are committed to offering healthy, fresh produce products conveniently packaged to consumers. Apio also exports whole fruit and vegetables, predominantly to Asia through its subsidiary, Cal Ex Trading Company (“Cal-Ex”). In our Lifecore Biomedical, Inc. (“Lifecore”) biomaterials business, we commercialize products that enable people to stay more active as they grow older.

Landec’s food and biomaterials businesses utilize polymer chemistry technology, a key differentiating factor. Both core businesses focus on business-to-business selling such as selling directly to retail grocery store chains and club stores for Apio and directly to large ophthalmic suppliers for Lifecore. Both core businesses also benefit from the momentum that underlies consumer interest in healthy living – eating better and staying active.

Within our two core businesses, Landec has three operating segments – Packaged Fresh Vegetables, Food Export and Biomaterials.

Apio operates our Packaged Fresh Vegetables business, which combines our proprietary BreatheWay® food packaging technology with the capabilities of a large national food supplier and value-added produce processor which sells products under the Eat Smart® and GreenLine® brands and under private labels. In Apio’s Packaged Fresh Vegetables operations, produce is processed by trimming, washing, mixing, and packaging in bags and trays that in most cases incorporate Landec’s BreatheWay membrane technology. The BreatheWay membrane increases shelf life and reduces shrink (waste) for retailers and helps ensure that consumers receive fresh produce by the time the product makes its way through the supply chain. Apio also licenses the BreatheWay technology to partners such as Chiquita Brands International, Inc. for packaging and distribution of bananas and to Windset Holding 2010 Ltd., a Canadian corporation (“Windset”), for packaging of greenhouse grown cucumbers and peppers.

Apio also operates the Food Export business. The Food Export business purchases and sells whole fruit and vegetable products predominantly to Asian markets.

Lifecore operates our Biomaterials business and is principally involved in the manufacture of pharmaceutical-grade sodium hyaluronate (HA) products. Sodium hyaluronate is a naturally occurring polysaccharide that is widely distributed in the extracellular matrix in animals and humans. Based upon Lifecore’s expertise working with highly viscous HA, the Company also specializes in aseptic filling services, as a contract development and manufacturing organization (CDMO), for difficult to handle (viscous) medicines filled in finished dose syringes.

More information about Landec is available through our website at http://www.landec.com. The information on our website is not a part of or incorporated by reference into this prospectus or any accompanying prospectus supplement. Our principal executive offices are located at 3603 Haven Avenue, Menlo Park, California 94025.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risk factors described below, and, if applicable, in any accompanying prospectus supplement used in connection with an offering of the securities. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Adverse Weather Conditions and Other Acts of God May Cause Substantial Decreases in Our Sales and/or Increases in Our Costs

Our Packaged Fresh Vegetables business is subject to weather conditions that affect commodity prices, crop quality and yields, and decisions by growers regarding crops to be planted. Crop diseases and severe conditions, particularly weather conditions such as unexpected or excessive rain or other precipitation, unseasonable temperature fluctuations, floods, droughts, frosts, windstorms, earthquakes and hurricanes, may adversely affect the supply of vegetables and fruits used in our business, which could reduce the sales volumes and/or increase the unit production costs. Because a significant portion of the costs are fixed and contracted in advance of each operating year, volume declines reflecting production interruptions or other factors could result in increases in unit production costs which could result in substantial losses and weaken our financial condition.

We Depend on Our Infrastructure to Have Sufficient Capacity to Handle Our On-Going Production Needs

We have an infrastructure that has sufficient capacity for our on-going production needs, but if we lose machinery or facilities due to natural disasters or mechanical failure, we may not be able to operate at a sufficient capacity to meet our production needs. This could have a material adverse effect on our business, which could impact our results of operations and our financial condition.

Our Future Operating Results Are Likely to Fluctuate Which May Cause Our Stock Price to Decline

In the past, our results of operations have fluctuated significantly from quarter to quarter and are expected to continue to fluctuate in the future. Apio can be affected by seasonal and weather factors which have impacted our financial results in the past due to shortages of essential produce items. In addition, the quarterly fair market value change in our Windset investment can fluctuate substantially quarter to quarter. Our earnings may also fluctuate based on our ability to collect accounts receivable from customers and notes receivable from growers and on price fluctuations in the fresh vegetable and fruit markets. Other factors that affect our operations include:

●	our ability and our growers ability to obtain an adequate supply of labor,
●	our growers ability to obtain an adequate supply of water,
●	the seasonality and availability of our supplies,
●	our ability to process produce during critical harvest periods,
●	the timing and effects of ripening,
●	the degree of perishability,
●	the effectiveness of worldwide distribution systems,
●	total worldwide industry volumes,
●	the seasonality and timing of consumer demand,
●	foreign currency fluctuations, and
●	foreign importation restrictions and foreign political risks.

As a result of these and other factors, we expect to continue to experience fluctuations in quarterly operating results.

We May Not Be Able to Achieve Acceptance of Our New Products in the Marketplace

Our success in generating significant sales of our products depends in part on our ability and that of our partners and licensees to achieve market acceptance of our new products and technology. The extent to which, and rate at which, we achieve market acceptance and penetration of our current and future products is a function of many variables including, but not limited to:

●	price,
●	safety,
●	efficacy,
●	reliability,
●	conversion costs,
●	regulatory approvals,
●	marketing and sales efforts, and
●	general economic conditions affecting purchasing patterns.

We may not be able to develop and introduce new products and technologies in a timely manner or new products and technologies may not gain market acceptance. We or our partners/customers are in the early stage of product commercialization of certain Intelimer-based specialty packaging, HA-based products and other Intelimer® polymer products. We expect that our future growth will depend in large part on our or our partners’/customers’ ability to develop and market new products in our target markets and in new markets. In particular, we expect that our ability to compete effectively with existing food products companies will depend substantially on developing, commercializing, achieving market acceptance of and reducing the cost of producing our products. In addition, commercial applications of our temperature switch polymer technology are relatively new and evolving. Our failure to develop new products or the failure of our new products to achieve market acceptance would have a material adverse effect on our business, results of operations and financial condition.

We Face Strong Competition in the Marketplace

Competitors may succeed in developing alternative technologies and products that are more effective, easier to use or less expensive than those which have been or are being developed by us or that would render our technology and products obsolete and non-competitive. We operate in highly competitive and rapidly evolving fields, and new developments are expected to continue at a rapid pace. Competition from large food products, industrial, medical and pharmaceutical companies is expected to be intense. In addition, the nature of our collaborative arrangements may result in our corporate partners and licensees becoming our competitors. Many of these competitors have substantially greater financial and technical resources and production and marketing capabilities than we do, and may have substantially greater experience in conducting clinical and field trials, obtaining regulatory approvals and manufacturing and marketing commercial products.

We Have a Concentration of Manufacturing for Apio and Lifecore and May Have to Depend on Third Parties to Manufacture Our Products

Any disruptions in our primary manufacturing operation at Apio’s facilities in Guadalupe, California or Bowling Green, Ohio or Lifecore’s facility in Chaska, Minnesota would reduce our ability to sell our products and would have a material adverse effect on our financial results. Additionally, we may need to consider seeking collaborative arrangements with other companies to manufacture our products. If we become dependent upon third parties for the manufacture of our products, our profit margins and our ability to develop and deliver those products on a timely basis may be adversely affected. Failures by third parties may impair our ability to deliver products on a timely basis and impair our competitive position. We may not be able to continue to successfully operate our manufacturing operations at acceptable costs, with acceptable yields, and retain adequately trained personnel.

Our Dependence on Single-Source Suppliers and Service Providers May Cause Disruption in Our Operations Should Any Supplier Fail to Deliver Materials

We may experience difficulty acquiring materials or services for the manufacture of our products or we may not be able to obtain substitute vendors. In addition, we may not be able to procure comparable materials at similar prices and terms within a reasonable time. Several services that are provided to Apio are obtained from a single provider. Several of the raw materials we use to manufacture our products are currently purchased from a single source, including some monomers used to synthesize Intelimer polymers, substrate materials for our breathable membrane products and raw materials for our HA products. Any interruption of our relationship with single-source suppliers or service providers could delay product shipments and materially harm our business.

Any New Business Acquisition Will Involve Uncertainty Relating to Integration

We have acquired other businesses in the past and may make additional acquisitions in the future. The successful integration of new business acquisitions may require substantial effort from the Company's management. The diversion of the attention of management and any difficulties encountered in the transition process could have a material adverse effect on the Company's ability to realize the anticipated benefits of the acquisitions. The successful combination of new businesses also requires coordination of research and development activities, manufacturing, sales and marketing efforts. In addition, the process of combining organizations located in different geographic regions could cause the interruption of, or a loss of momentum in, the Company's activities. There can be no assurance that the Company will be able to retain key management, technical, sales and customer support personnel, or that the Company will realize the anticipated benefits of any acquisitions, and the failure to do so would have a material adverse effect on the Company's business, results of operations and financial condition.

We May Be Unable to Adequately Protect Our Intellectual Property Rights or May Infringe Intellectual Property Rights of Others

We may receive notices from third parties, including some of our competitors, claiming infringement by our products of their patent and other proprietary rights. Regardless of their merit, responding to any such claim could be time-consuming, result in costly litigation and require us to enter royalty and licensing agreements which may not be offered or available on terms acceptable to us. If a successful claim is made against us and we fail to develop or license a substitute technology, we could be required to alter our products or processes and our business, results of operations or financial position could be materially adversely affected. Our success depends in large part on our ability to obtain patents, maintain trade secret protection and operate without infringing on the proprietary rights of third parties. Any pending patent applications we file may not be approved and we may not be able to develop additional proprietary products that are patentable. Any patents issued to us may not provide us with competitive advantages or may be challenged by third parties. Patents held by others may prevent the commercialization of products incorporating our technology. Furthermore, others may independently develop similar products, duplicate our products or design around our patents.

Our Operations Are Subject to Regulations that Directly Impact Our Business

Our products and operations are subject to governmental regulation in the United States and foreign countries. The manufacture of our products is subject to periodic inspection by regulatory authorities. We may not be able to obtain necessary regulatory approvals on a timely basis or at all. Delays in receipt of or failure to receive approvals or loss of previously received approvals would have a material adverse effect on our business, financial condition and results of operations. Although we have no reason to believe that we will not be able to comply with all applicable regulations regarding the manufacture and sale of our products and polymer materials, regulations are always subject to change and depend heavily on administrative interpretations and the country in which the products are sold. Future changes in regulations or interpretations relating to matters such as safe working conditions, laboratory and manufacturing practices, environmental controls, and disposal of hazardous or potentially hazardous substances may adversely affect our business.

We are subject to Food and Drug Administration (“FDA”) rules and regulations concerning the safety of the food products handled and sold by Apio, and the facilities in which they are packed and processed. Failure to comply with the applicable regulatory requirements can, among other things, result in:

●	fines, injunctions, civil penalties, and suspensions,
●	withdrawal of regulatory approvals,
●	product recalls and product seizures, including cessation of manufacturing and sales,
●	operating restrictions, and
●	criminal prosecution.

We may be required to incur significant costs to comply with the laws and regulations in the future which may have a material adverse effect on our business, operating results and financial condition.

Our food packaging products are subject to regulation under the Federal Food, Drug, and Cosmetic Act (the “FDC Act”). Under the FDC Act, any substance that when used as intended may reasonably be expected to become, directly or indirectly, a component or otherwise affect the characteristics of any food may be regulated as a food additive unless the substance is generally recognized as safe. Food packaging materials are generally not considered food additives by the FDA because these products are not expected to become components of food under their expected conditions of use. We consider our breathable membrane product to be a food packaging material not subject to regulation or approval by the FDA. We have not received any communication from the FDA concerning our breathable membrane product. If the FDA were to determine that our breathable membrane products are food additives, we may be required to submit a food additive petition for approval by the FDA. The food additive petition process is lengthy, expensive and uncertain. A determination by the FDA that a food additive petition is necessary would have a material adverse effect on our business, operating results and financial condition.

Our Food Products Technology business is subject to the Perishable Agricultural Commodities Act (“PACA”). PACA regulates fair trade standards in the fresh produce industry and governs all the products sold by Apio. Our failure to comply with the PACA requirements could among other things, result in civil penalties, suspension or revocation of a license to sell produce, and in the most egregious cases, criminal prosecution, which could have a material adverse effect on our business.

Lifecore’s existing products and its products under development are considered to be medical devices and therefore, require clearance or approval by the FDA before commercial sales can be made in the United States. The products also require the approval of foreign government agencies before sales may be made in many other countries. The process of obtaining these clearances or approvals varies according to the nature and use of the product. It can involve lengthy and detailed safety, efficacy and clinical studies, as well as extensive site inspections and lengthy regulatory agency reviews. There can be no assurance that any of the Company’s clinical studies will show safety or effectiveness; that any of the Company’s products that require FDA clearance or approval will obtain such clearance or approval on a timely basis, on terms acceptable to the Company for the purpose of actually marketing the products, or at all; or that following any such clearance or approval previously unknown problems will not result in restrictions on the marketing of the products or withdrawal of clearance or approval.

In addition, most of the existing products being sold by Lifecore and its customers are subject to continued regulation by the FDA, various state agencies and foreign regulatory agencies which regulate manufacturing, labeling and record keeping procedures for such products. Marketing clearances or approvals by these agencies can be withdrawn due to failure to comply with regulatory standards or the occurrence of unforeseen problems following initial clearance or approval. These agencies can also limit or prevent the manufacture or distribution of Lifecore’s products. A determination that Lifecore is in violation of such regulations could lead to the imposition of civil penalties, including fines, product recalls or product seizures, injunctions, and, in extreme cases, criminal sanctions.

Federal, state and local regulations impose various environmental controls on the use, storage, discharge or disposal of toxic, volatile or otherwise hazardous chemicals and gases used in some of our manufacturing processes. Our failure to control the use of, or to restrict adequately the discharge of, hazardous substances under present or future regulations could subject us to substantial liability or could cause our manufacturing operations to be suspended and changes in environmental regulations may impose the need for additional capital equipment or other requirements.

We Depend on Strategic Partners and Licenses for Future Development

Our strategy for development, clinical and field testing, manufacture, commercialization and marketing for some of our current and future products includes entering into various collaborations with corporate partners, licensees and others. We are dependent on our corporate partners to develop, test, manufacture and/or market some of our products. Although we believe that our partners in these collaborations have an economic motivation to succeed in performing their contractual responsibilities, the amount and timing of resources to be devoted to these activities are not within our control. Our partners may not perform their obligations as expected or we may not derive any additional revenue from the arrangements. Our partners may not pay any additional option or license fees to us or may not develop, market or pay any royalty fees related to products under such agreements. Moreover, some of the collaborative agreements provide that they may be terminated at the discretion of the corporate partner, and some of the collaborative agreements provide for termination under other circumstances. Our partners may pursue existing or alternative technologies in preference to our technology. Furthermore, we may not be able to negotiate additional collaborative arrangements in the future on acceptable terms, if at all, and our collaborative arrangements may not be successful.

Our Reputation and Business May Be Harmed if Our Computer Network Security or Any of the Databases Containing Our Trade Secrets, Proprietary Information or the Personal Information of Our Employees Are Compromised, Which Could Cause a Material Adverse Effect on Our Results of Operations

Cyber attacks or security breaches could compromise our confidential business information, cause a disruption in the Company’s operations or harm our reputation. We maintain numerous information assets, including intellectual property, trade secrets, confidential financial information, bank system access information and other sensitive information critical to the operation and success of our business on computer networks, and such information may be compromised in the event that the security of such networks is breached. We also maintain confidential information regarding our employees and job applicants, including personal identification information. The protection of employee and company data in the information technology systems we utilize (including those maintained by third-party providers) is critical. Despite the efforts by us to secure computer networks utilized for our business, security could be compromised, confidential information, such as Company information assets and personally identifiable employee information, could be misappropriated or system disruptions could occur.

In addition, we may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber attacks. Attacks may be targeted at us, our customers or others who have entrusted us with information. Actual or anticipated attacks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees and engage third-party experts and consultants. Advances in computer capabilities, new technological discoveries or other developments may result in the technology used by us to protect sensitive Company data being breached or compromised. Furthermore, actual or anticipated cyber attacks or data breaches may cause significant disruptions to our network operations, which may impact our ability to deliver shipments or respond to customer needs in a timely or efficient manner.

Data and security breaches could also occur as a result of non-technical issues, including an intentional or inadvertent breach by our employees or by persons with whom we have commercial relationships that result in the unauthorized release of confidential information related to our business or personal information of our employees. Any compromise or breach of our computer network security could result in a violation of applicable privacy and other laws, costly investigations and litigation and potential regulatory or other actions by governmental agencies. As a result of any of the foregoing, we could experience adverse publicity, the compromise of valuable information assets, loss of sales, the cost of remedial measures and/or significant expenditures to reimburse third parties for resulting damages, any of which could adversely impact our brand, our business and our results of operations.

The Global Economy is Experiencing Continued Volatility, Which May Have an Adverse Effect on Our Business

In recent years, the U.S. and international economy and financial markets experienced a significant slowdown and volatility due to uncertainties related to the availability of credit, energy prices, difficulties in the banking and financial services sectors, softness in the housing market, diminished market liquidity, geopolitical conflicts, falling consumer confidence and high unemployment rates. Ongoing volatility in the economy and financial markets could further lead to reduced demand for our products, which in turn, would reduce our revenues and adversely affect our business, financial condition and results of operations. In particular, volatility in the global markets have resulted in softer demand and more conservative purchasing decisions by customers, including a tendency toward lower-priced products, which could negatively impact our revenues, gross margins and results of operations. In addition to a reduction in sales, our profitability may decrease because we may not be able to reduce costs at the same rate as our sales decline. We cannot predict the ultimate severity or length of the current period of volatility, whether the recent signs of economic recovery will prove sustainable, or the timing or severity of future economic or industry downturns.

Given the current uncertain economic environment, our customers, suppliers and partners may have difficulties obtaining capital at adequate or historical levels to finance their ongoing business and operations, which could impair their ability to make timely payments to us. This may result in lower sales and/or inventory that may not be saleable or bad debt expense for Landec. In addition to the impact of the current market uncertainty on our customers, some of our vendors and growers may experience a reduction in their availability of funds and cash flows, which could negatively impact their business as well as ours. A further worsening of the economic environment or continued or increased volatility of the U.S. economy, including increased volatility in the credit markets, could adversely impact our customers’ and vendors’ ability or willingness to conduct business with us on the same terms or at the same levels as they have historically. Further, this economic volatility and uncertainty about future economic conditions makes it challenging for Landec to forecast its operating results, make business decisions, and identify the risks that may affect its business, sources and uses of cash, financial condition and results of operations.

Our International Sales May Expose Our Business to Additional Risks

For fiscal year 2015, approximately 30% of our total revenues were derived from product sales to international customers. A number of risks are inherent in international transactions. International sales and operations may be limited or disrupted by any of the following:

●	regulatory approval process,
●	government controls,
●	export license requirements,
●	political instability,
●	price controls,
●	trade restrictions,
●	changes in tariffs, or
●	difficulties in staffing and managing international operations.

Foreign regulatory agencies have or may establish product standards different from those in the United States, and any inability on our part to obtain foreign regulatory approvals on a timely basis could have a material adverse effect on our international business, and our financial condition and results of operations. While our foreign sales are currently priced in dollars, fluctuations in currency exchange rates may reduce the demand for our products by increasing the price of our products in the currency of the countries in which the products are sold. Regulatory, geopolitical and other factors may adversely impact our operations in the future or require us to modify our current business practices.

Cancellations or Delays of Orders by Our Customers May Adversely Affect Our Business

During fiscal year 2015, sales to our top five customers accounted for approximately 46% of our revenues, with our two largest customers from our Packaged Fresh Vegetables segment, Costco and Wal-Mart accounting for approximately 21% and 11%, respectively, of our revenues. We expect that, for the foreseeable future, a limited number of customers may continue to account for a substantial portion of our revenues. We may experience changes in the composition of our customer base as we have experienced in the past. The reduction, delay or cancellation of orders from one or more major customers for any reason or the loss of one or more of our major customers could materially and adversely affect our business, operating results and financial condition. In addition, since some of the products processed by Apio and Lifecore are sole sourced to customers, our operating results could be adversely affected if one or more of our major customers were to develop other sources of supply. Our current customers may not continue to place orders, orders by existing customers may be canceled or may not continue at the levels of previous periods or we may not be able to obtain orders from new customers.

Our Sale of Some Products May Expose Us to Product Liability Claims

The testing, manufacturing, marketing, and sale of the products we develop involve an inherent risk of allegations of product liability. If any of our products were determined or alleged to be contaminated or defective or to have caused a harmful accident to an end-customer, we could incur substantial costs in responding to complaints or litigation regarding our products and our product brand image could be materially damaged. Such events may have a material adverse effect on our business, operating results and financial condition. Although we have taken and intend to continue to take what we consider to be appropriate precautions to minimize exposure to product liability claims, we may not be able to avoid significant liability. We currently maintain product liability insurance. While we think the coverage and limits are consistent with industry standards, our coverage may not be adequate or may not continue to be available at an acceptable cost, if at all. A product liability claim, product recall or other claim with respect to uninsured liabilities or in excess of insured liabilities could have a material adverse effect on our business, operating results and financial condition.

Our Stock Price May Fluctuate in Response to Various Conditions, Many of Which Are Beyond Our Control

The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including the following:

●	technological innovations applicable to our products,
●	our attainment of (or failure to attain) milestones in the commercialization of our technology,
●	our development of new products or the development of new products by our competitors,
●	new patents or changes in existing patents applicable to our products,
●	our acquisition of new businesses or the sale or disposal of a part of our businesses,
●	development of new collaborative arrangements by us, our competitors or other parties,
●	changes in government regulations applicable to our business,
●	changes in investor perception of our business,
●	fluctuations in our operating results, and
●	changes in the general market conditions in our industry.

Fluctuations in our quarterly results may, particularly if unforeseen, cause us to miss projections which might result in analysts or investors changing their valuation of our common stock.

Lapses in Disclosure Controls and Procedures or Internal Control Over Financial Reporting Could Materially and Adversely Affect the Company’s Operations, Profitability or Reputation

We are committed to maintaining high standards of internal control over financial reporting and disclosure controls and procedures. Nevertheless, lapses or deficiencies in disclosure controls and procedures or in our internal control over financial reporting may occur from time to time. On January 2, 2013, we reported that our audit committee reached a determination to restate our previously-filed interim financial statements for the quarter ended August 26, 2012 and that our previously-filed interim financial statements for the quarter ended August 26, 2012 should not be relied upon. We also reported management’s determination that a material weakness existed in our internal control over financial reporting at August 26, 2012. As a result of the material weakness, management also concluded that our disclosure controls and procedures were not effective at August 26, 2012.

There can be no assurance that our disclosure controls and procedures will be effective in preventing a material weakness or significant deficiency in internal control over financial reporting from occurring in the future. Any such lapses or deficiencies may materially and adversely affect our business and results of operations or financial condition, restrict our ability to access the capital markets, require us to expend resources to correct the lapses or deficiencies, expose us to regulatory or legal proceedings, harm our reputation, or otherwise cause a decline in investor confidence.

We May Be Exposed to Employment-Related Claims and Costs that Could Materially Adversely Affect Our Business

We have been subject in the past, and may be in the future, to claims by employees based on allegations of discrimination, negligence, harassment and inadvertent employment of undocumented workers or unlicensed personnel, and we may be subject to payment of workers' compensation claims and other similar claims. We could incur substantial costs and our management could spend a significant amount of time responding to such complaints or litigation regarding employee claims, which may have a material adverse effect on our business, operating results and financial condition.

We Are Dependent on Our Key Employees and if One or More of Them Were to Leave, We Could Experience Difficulties in Replacing Them, Efficiently or Effectively Transitioning Their Replacements and Our Operating Results Could Suffer

The success of our business depends to a significant extent on the continued service and performance of a relatively small number of key senior management, technical, sales, and marketing personnel. It has been announced that in October 2015 Molly Hemmeter, Landec’s current COO, will become the new CEO of the Company, succeeding Gary Steele, who has served as the Company’s CEO since September 1991 and is retiring as CEO, but will remain on the Company’s Board of Directors. The loss of any of our key personnel for an extended period would likely harm our business. In addition, competition for senior level personnel with knowledge and experience in our different lines of business is intense. If any of our key personnel were to leave, we would need to devote substantial resources and management attention to replace them. As a result, management attention may be diverted from managing our business, and we may need to pay higher compensation to replace these employees.

We May Issue Preferred Stock with Preferential Rights that Could Affect Your Rights

The issuance of shares of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding stock, and the holders of such preferred stock could have voting, dividend, liquidation and other rights superior to those of holders of our common stock.

We Have Never Paid any Dividends on Our Common Stock

We have not paid any dividends on our common stock since inception and do not expect to in the foreseeable future. Any dividends may be subject to preferential dividends payable on any preferred stock we may issue.

Our Profitability Could Be Materially and Adversely Affected if it Is Determined that the Book Value of Goodwill is Higher than Fair Value

Our balance sheet includes an amount designated as “goodwill” that represents a portion of our assets and our stockholders’ equity. Goodwill arises when an acquirer pays more for a business than the fair value of the tangible and separately measurable intangible net assets. In accordance with accounting guidance, goodwill is tested for impairment at least annually and more frequently if circumstances indicate a possible impairment. If we determine at any time in the future that the book value of goodwill is higher than fair value then the difference must be written off, which could materially and adversely affect our reported profitability.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “projected,” “expects,” “believes,” “intends,” “assumes” and similar expressions are used to identify forward-looking statements. These statements are made based upon current expectations and projections about our business and assumptions made by our management and are not guarantees of future performance, nor do we assume any obligation to update such forward-looking statements after the date this report is filed. Our actual results could differ materially from those projected in the forward-looking statements for many reasons, including the factors referred to above under the caption “Risk Factors” and the factors that we identify in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in this prospectus, any prospectus supplement and the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements we make.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include working capital and/or capital expenditures. We may also use such proceeds to fund acquisitions of businesses, technologies or product lines that complement our current business. However, we currently have no commitments or agreements for any specific acquisitions. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation authorizes the Company to issue two classes of stock to be designated, respectively, “common stock” and “preferred stock.” The total number of shares that the Company is authorized to issue is 52,000,000, each with a par value of $0.001 per share. The number of shares of common stock authorized to be issued is 50,000,000, and the number of shares of preferred stock authorized to be issued is 2,000,000.

Subject to any preferential rights of the preferred stock, holders of shares of our common stock are entitled to receive dividends on that stock out of assets legally available for distribution when, as and if authorized and declared by the Board of Directors and to share ratably in assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding-up. We may not pay any dividend or make any distribution of assets on shares of common stock until cumulative dividends on shares of preferred stock then outstanding, if any, having dividend or distribution rights senior to the common stock have been paid. We have not paid any dividends on our common stock since inception and do not expect to in the foreseeable future.

Holders of common stock are entitled to one vote per share on all matters voted on generally by our stockholders, including the election of directors. In addition, the holders of common stock possess all voting power except as otherwise required by law or except as provided for by any series of preferred stock. Our certificate of incorporation provides for the classification of our Board of Directors into two classes serving staggered two-year terms, and does not provide for cumulative voting for the election of directors.

No preemptive, conversion or redemption rights or sinking funds provisions are applicable to our common stock.

Under our certificate of incorporation, the Company may issue preferred stock from time to time in one or more series. The Board of Directors is authorized, by filing a certificate pursuant to the applicable law of the State of Delaware and within the limitations and restrictions stated in our certificate of incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease will resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The transfer agent and registrar for our common stock is Broadridge Corporate Issuers Solutions, Inc.

PLAN OF DISTRIBUTION

Each prospectus supplement will describe the method of distribution of the common stock offered pursuant to the prospectus supplement.

We may sell the common stock offered by this prospectus in one or more of the following ways from time to time:

●	to or through underwriters or dealers,
●	directly to purchasers, including our affiliates,
●	through agents,
●

through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or

●	through a combination of any of these methods of sale.

We may distribute the common stock from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may engage in “at the market” offerings of our common stock. An “at the market” offering is an offering of our common stock at other than a fixed price to or through a market maker.

We will set forth in a prospectus supplement the terms of the offering of our securities, including some or all of the following:

●	the amount of common stock we are offering,
●	the purchase price of the common stock being offered and the net proceeds we will receive from the sale,
●	the method of distribution of the common stock we are offering,
●	the name or names of any agents, underwriters or dealers,
●	any over-allotment options under which underwriters may purchase additional shares of common stock from us,
●	any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation, and
●	any discounts or concessions allowed or reallowed or paid to dealers.

Sale Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of common stock offered by this prospectus, the underwriters will acquire the common stock for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the common stock from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities, including other public or private transactions and short sales. Underwriters may offer the common stock to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the shares of common stock will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered shares of common stock if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use an underwriter or underwriters in the sale of the common stock, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions.

We may grant to the underwriters options to purchase additional shares of common stock to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those shares of common stock.

Sale Through Dealers

If we use dealers in the sale of common stock offered by this prospectus, we or an underwriter will sell the shares to them as principals. The dealers may then resell the shares of common stock to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of securities. The terms of any such sales will be described in the prospectus supplement.

Sales Through Agents

Securities also may be offered and sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of securities.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of securities may not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on NASDAQ. Any common stock sold pursuant to a prospectus supplement to this prospectus will be eligible for listing and trading on NASDAQ, subject to official notice of issuance.

Any underwriters that we use in the sale of offered securities also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents also may use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015, and the effectiveness of the Company’s internal control over financial reporting as of May 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements audited by Ernst & Young LLP have been included in reliance on their reports given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the securities offered hereby, reference is made to such registration statement, exhibits and schedules.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available through the Internet website maintained by the SEC at the following address: http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

●	our Annual Report on Form 10-K for the fiscal year ended May 31, 2015;

●	our Current Reports on Form 8-K filed with the SEC on June 3, 2015, July 28, 2015 and October 2, 2015;

●	our definitive proxy statement on Schedule 14A filed with the SEC on August 24, 2015;

●	our Quarterly Report on Form 10-Q for the three months ended August 30, 2015; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 21, 1995.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (excluding any portion of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.

You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless the exhibit is specifically incorporated by reference into that filing, at no cost, by contacting us in writing or by telephone at:

Gregory S. Skinner

Chief Financial Officer and Vice President of Finance and Administration

3603 Haven Avenue

Menlo Park, California 94025

(650) 306-1650

LANDEC CORPORATION

$100,000,000

Common Stock

Prospectus

, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expense of Issuance and Distribution.

The following table sets forth the expenses incurred by Landec in connection with the offering of the securities being registered. All of the amounts shown are estimates except for the SEC registration fee.

SEC registration fee		$10,070
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees		*
Miscellaneous expenses		*
Total	$	*

________

*	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of common stock registered hereunder.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred in connection therewith.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The rights provided in Section 145 of the DGCL are not exclusive, and a corporation may also provide for indemnification under bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Article XIV of the registrant’s certificate of incorporation authorizes the registrant, to the fullest extent permitted by applicable law, to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the registrant to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others. Section 6.1 of Article 6 of the registrant’s amended and restated bylaws requires the registrant, to the maximum extent and in the manner permitted by the DGCL, to indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the registrant. For purposes of this provision, a “director” or “officer” of the registrant includes any person (a) who is or was a director of the registrant, (b) who is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation that was a predecessor corporation of the registrant or of another enterprise at the request of such predecessor corporation.

The registrant has purchased liability insurance applicable to its directors and certain officers as permitted by Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Article XIII of the registrant’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL, a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 16. Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement, if any

4.1	Certificate of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 7, 2008

4.2	Amended and Restated Bylaws of Registrant, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated October 18, 2011

5.1	Opinion of Godfrey & Kahn, S.C.

23.1	Consent of Ernst & Young LLC

23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

24.1	Powers of Attorney of the directors of the Company

_____________

*	To be filed by an amendment to the registration statement or as an exhibit to a Current Report on Form 8-K under the Exchange Act, subsequent to effectiveness, if necessary.

Item 17. Undertakings.

a.     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

c.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

d.     The undersigned registrant hereby undertakes that:

(1)     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)     For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on October 16, 2015.

LANDEC CORPORATION
(Registrant)

By:	/s/ Gregory S. Skinner
Gregory S. Skinner Chief Financial Officer and Vice President of Finance and Administration

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Molly A. Hemmeter	Date: October 16, 2015
Molly A. Hemmeter President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gregory S. Skinner	Date: October 16, 2015
Gregory S. Skinner Chief Financial Officer and Vice President of Finance and Administration (Principal Financial and Accounting Officer)

Directors:	Gary T. Steele; Nicholas Tompkins; Robert Tobin; Albert D. Bolles, Ph.D; Frederick Frank; Steven Goldby; Catherine A. Sohn; and Tonia Pankopf

By:	/s/ Gregory S. Skinner	Date: October 16, 2015
Gregory S. Skinner, As Attorney-in-Fact* *Pursuant to authority granted by powers of attorney.

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement, if any

4.1	Certificate of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 7, 2008

4.2	Amended and Restated Bylaws of Registrant, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated October 18, 2011

5.1	Opinion of Godfrey & Kahn, S.C.

23.1	Consent of Ernst & Young LLC

23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

24.1	Powers of Attorney of the directors of the Company

_____________

*	To be filed by an amendment to the registration statement or as an exhibit to a Current Report on Form 8-K under the Exchange Act, subsequent to effectiveness, if necessary.